                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X]Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                          SRI/Surgical Express, Inc.
                    --------------------------------------
             (Name of Registrant as Specified In Its Certificate)

              --------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

   (5) Total fee paid:

       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

       -------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

   (3) Filing Party:

       -------------------------------------------------------------------------

   (4) Date Filed:

       -------------------------------------------------------------------------

                           SRI/SURGICAL EXPRESS, INC.

                             _______________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 15, 2002

Dear Shareholder:

     The Annual Meeting of Shareholders of SRI/Surgical Express, Inc. (the "Company") will be held on Wednesday, May 15, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters located at 12425 Race Track Road, Tampa, Florida 33626, for the following purposes:

     1. To elect two directors to serve until the 2005 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

     2.   To ratify the appointment of independent auditors.

     3. To transact other business that properly comes before the meeting or any adjournment of the meeting.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                        THE BOARD OF DIRECTORS

Tampa, Florida
April 9, 2002


    ----------------------------------------------------------------------------
     Important: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.
    ----------------------------------------------------------------------------

                           SRI/SURGICAL EXPRESS, INC.

                               __________________

                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF SHAREHOLDERS

                               __________________


                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited on behalf of SRI/Surgical Express, Inc. (the "Company") from the Company's Shareholders for use at the Annual Meeting of Shareholders to be held on Wednesday, May 15, 2002, at 10:00 a.m., local time, and at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's corporate and principal executive offices located at 12425 Race Track Road, Tampa, Florida. The Company's telephone number at that location is (813) 891-9550.

     These proxy solicitation materials were mailed on or about April 9, 2002, together with the Company's 2002 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

Voting and Solicitation

     Only shareholders of record at the close of business on March 20, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one class of outstanding voting securities, its Common Stock. As of the Record Date, 6,420,177 shares of the Company's Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Other Information - Share Ownership by Principal Shareholders and Management."

     Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. The holders of Common Stock will vote together as one group in the election of directors and other matters presented at the annual meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers, and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telegram, letter or facsimile.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to such matter. Abstentions are counted in determining whether a quorum is present, but are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or the number of shares for or against any nominee for election as a director or any proposal.

Deadline for Receipt of Shareholder Proposals

     Shareholders desiring to have proposals considered for inclusion in the proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must furnish the proposals to the Company before December 2, 2002.

Fiscal Year End

     The Company's fiscal year ends on the Sunday nearest December 31.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees for Election at the Annual Meeting

     The Company's Board of Directors is divided into three classes of two directors each, with the members of each class serving three-year terms expiring at the third annual meeting of shareholders after their election. Two directors are to be elected at the Annual Meeting, each to serve a term of three years. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified.

The Board of Directors Unanimously Recommends a Vote "For" the Nominees Listed
Below:

                                                                                  New Term
Name                            Age       Principal Occupation                    Expires
----                            ---       --------------------                    -------
James M. Emanuel ..........     53        Consultant                               2005

Richard T. Isel ...........     58        Chairman & Chief Executive Officer of    2005
                                          the Company

     James M. Emanuel has been a director of the Company since May 2, 1996. Between January 1984 and June 1997, he served as the Chief Financial Officer of Lincare, Inc., a national provider of respiratory therapy services for patients with pulmonary disorders. He also served as the Chief Financial Officer of Lincare Holdings, Inc. between November 1990 and June 1997. Mr. Emanuel also served as a director of

Lincare, Inc. and Lincare Holdings, Inc. from November 1990 to June 1997. Mr. Emanuel has engaged in private investment activities since his retirement from Lincare Holdings, Inc. in June 1997.

     Richard T. Isel has been the Company's Chairman and Chief Executive Officer since January 1998 and a director since the Company's inception in 1994. Mr. Isel also served as the Company's President from its inception through December 1997 and between January 2000 and May 2001. Mr. Isel in 1991 co-founded the Company's predecessor, Amsco Sterile Recoveries, Inc., and served as its President and a director until November 1993. Before starting Amsco Sterile Recoveries, Mr. Isel was a founder and the Chief Executive Officer of Sterile Design, Inc., a manufacturer of sterile custom procedure trays.

 Directors Whose Terms Will Continue After the Annual Meeting

     The following directors will continue to serve after the Annual Meeting for terms that expire in 2003 or 2004 as specified:

                                                                                                      Term
Name                                           Age      Principal Occupation                          Expires
----                                           ---      --------------------                          -------
James T. Boosales ..........................   58       Executive Vice President and Chief            2003
                                                        Financial Officer of the Company

Wayne R. Peterson ..........................   50       Executive Vice President and Chief            2004
                                                        Operating Officer of the Company

Lee R. Kemberling ..........................   76       Owner and President of Kemco Systems, Inc.    2003

                                                        President of Quantum Capital Partners, Inc.
N. John Simmons, Jr ........................   46                                                     2004

     James T. Boosales has been the Company's Executive Vice President and Chief Financial Officer and a director since the Company's inception in 1994. He served as President, International, of Fisher-Price, Inc., a $200 million division of this toy and juvenile products company, from 1990 through 1993. Before joining Fisher-Price, Inc., Mr. Boosales served in several senior executive capacities with General Mills, Inc., including President, International, for Kenner Parker Toys, Inc./Tonka Corp. from 1985 to 1989, during and after its spin-off as a public company, and President of Foot-Joy, Inc. from 1982 to 1985.

     Wayne R. Peterson has been the Company's Executive Vice President and a director since the Company's inception and since May 2001, its Chief Operating Officer. Mr. Peterson in 1991 co-founded the Company's predecessor, Amsco Sterile Recoveries, Inc., and served as its Vice President until the Company acquired it in 1994. Before joining Amsco Sterile Recoveries, Mr. Peterson was President of Agora Development, Inc., a real estate development company that from 1987 to 1991 developed projects totaling 2,000,000 square feet in four states (California, Nevada, Arizona, and Illinois) for a total combined value of $278 million. Mr. Peterson is the brother-in-law of Richard T. Isel, the Company's Chairman and Chief Executive Officer.

     Lee R. Kemberling, an initial investor in the Company, has been a director of the Company since its inception. Mr. Kemberling is the founder, and since 1969 has been sole shareholder and President of Kemco Systems, Inc., a developer and manufacturer of commercial and industrial wastewater heat recovery systems, including systems used in the Company's operations.

     N. John Simmons, Jr. has been a director of the Company since February 2001. Since December 1998, Mr. Simmons has been President of Quantum Capital Partners, a privately held venture capital firm. From 1995 to 1998, he was Vice President and Controller for Eckerd Corporation. From 1993 to 1995, he served as Chief Financial Officer of Checkers Drive-In Restaurants. Between 1976 and 1993, Mr. Simmons was a partner with KPMG Peat Marwick, servicing a number of privately and publicly held companies in the Tampa Bay area.

Required Vote

     The two nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Florida law.

Board Meetings and Committees

     The Board of Directors of the Company held a total of four meetings and took action by written consent four times during the 2001 fiscal year. Each director who served as such during the fiscal year ended December 31, 2001, attended all of the meetings of the Board and the committees of the Board on which he served during that year. The Board of Directors has a Compensation Committee and an Audit Committee.

     The Compensation Committee, which currently consists of Messrs. Kemberling, Simmons and Emanuel, reviews specific compensation plans, salaries, bonuses, and other benefits payable to the Company's executive officers and makes recommendations to the Board of Directors with respect to those matters. During 2001, the Compensation Committee held one meeting.

     The Audit Committee, which currently consists of Messrs. Emanuel, Kemberling, and Simmons, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. Mr. Emanuel and Mr. Simmons are "independent directors" of the Company, as the term "independent director" is defined in National Association of Securities Dealers' Rule 4200(a)(15). Mr. Kemberling in January 2002 made a short-term $3,000,000 loan to Richard Isel, the Company's Chief Executive Officer, to fund Mr. Isel's investment in an unrelated company. The Company was not involved in this transaction. The loan is secured by a pledge of 200,000 shares of the Company's stock owned by Mr. Isel. While this loan remains outstanding, Mr. Kemberling might not be an "independent director" under the NASD rule. As permitted by the NASD rule, the Board of Directors determined that Mr. Kemberling's continued service on the Audit Committee is required to serve the best interests of the Company and its shareholders, based on Mr. Kemberling's service as a director since the Company's inception, his thorough knowledge of the Company's operations and financial affairs, his expectation that the loan will be short-term, his ownership of shares of common stock of the Company that are worth much more than the loan amount, and the Board's expectation that this loan will not affect Mr. Kemberling's exercise of independent judgment.

     The Board of Directors of the Company has adopted a revised and updated written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement, and reviews its charter annually and updates it as appropriate. During 2001, the Audit Committee held four meetings.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee received from the independent auditors the written disclosures and the letter relating to the independent auditors' independence, as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                             By the Audit Committee:
                             James M. Emanuel
                             Lee R. Kemberling
                             N. John Simmons, Jr.

Compensation of Directors

     Directors who are not employees of the Company receive $1,000 per Board or Committee meeting attended. In addition, for each year of any term to which he is elected, each outside director receives options to purchase 4,000 shares of Common Stock under the 1996 Non-Employee Director Stock Option Plan. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     In December 2001, the Company granted 10,000 non-qualified stock options to each of its three outside directors. The options vest ratably over three years and have an exercise price of $15.37 per share.

Share Ownership by Principal Shareholders and Management


     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 14, 2002, with respect to: (i) each of the Company's directors and the executive officers named in the Summary Compensation Table below, (ii) all directors and officers of the Company at 2001 fiscal year end as a group, and (iii) each person known by the Company to own beneficially more than 5% of the Common Stock. Each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of February 14, 2002, through the exercise of any stock option or other right. A total of 6,420,177 shares of the Company's Common Stock were issued and outstanding as of February 14, 2002.

                                                                      Shares                Percentage
Beneficial Owner /(1)/                     Class of Stock       Beneficially Owned      Beneficially Owned
--------------------                       --------------       ------------------      ------------------
Richard T. Isel /(2)/                      Common                     910,829                  14.2%
Wayne R. Peterson /(3)/                    Common                     887,200                  13.8
James T. Boosales /(4)/                    Common                     812,500                  12.7
Alexander H. Edwards III /(5)/             Common                      46,284                    *
Lee R. Kemberling /(6)/                    Common                     366,012                   5.7
James M. Emanuel /(7)/                     Common                      37,500                    *
N. John Simmons, Jr. /(8)/                 Common                       4,000                    *
Gary L. Heiman /(9)/ and                   Common                     361,667                   5.6
  Standard Textile Co., Inc.               Common
American Century Investment                Common                     388,684                   6.1
  Management, Inc.
T. Rowe Price Associates, Inc.             Common                     354,600                   5.5
F&C Management, Ltd.                       Common                     320,000                   5.0
All directors and officers
 As a group (7 persons) /(10)/             Common                   3,064,325                  47.0%

* Less than 1%

_____________________

(1) The business address for Richard T. Isel, Wayne R. Peterson, and James T. Boosales is 12425 Race Track Road, Tampa, Florida 33626. The business address for Alexander H. Edwards III is 18145 Long Water Run Drive, Tampa, Florida 33647. The business address for Lee R. Kemberling is 11500 47/th/ Street North, Clearwater, Florida 34622. The business address for James M. Emanuel is 120 14/th/ Street, Belleair Beach, Florida 33786. The business address for N. John Simmons, Jr. is 339 South Plant Avenue, Tampa, Florida 33606. The business address for Gary L. Heiman is One Knollcrest Drive, Cincinnati, Ohio 45237. The business address for American Century Investment Management, Inc. is 4500 Main Street, Kansas City, Missouri 64141. The business address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. The business address for F&C Management, Ltd. is Exchange House, Primrose Street, London EC2A 2NY, England.

(2) Includes 720,829 shares of Common Stock owned by the Isel Family Limited Partnership, a Colorado limited partnership of which Isel Holdings, Inc., a Colorado corporation, is the general partner. Mr. Isel and his wife, Marcy, jointly own all of the issued and outstanding voting stock of Isel Holdings, Inc.

(3) Includes 75,000 shares of Common Stock owned by the Wayne R. Peterson Grantor Retained Annuity Trust, as to which Mr. Peterson has sole voting and dispositive power as trustee, and 75,000 shares of Common Stock owned by the Theresa A. Peterson Grantor Retained Annuity Trust, as to which Mrs. Peterson, Mr. Peterson's wife, has sole voting and dispositive power as trustee. Also includes 737,200 shares of Common Stock owned by the Peterson Partners, Ltd., a Colorado limited partnership of which Peterson Holdings, Inc., a Colorado corporation, is the general partner. Mr. and Mrs. Peterson jointly own all of the issued and outstanding voting stock of Peterson Holdings, Inc.

(4) Includes 800,000 shares of Common Stock owned by the Boosales Family Limited Partnership, a Colorado limited partnership of which Boosales Holdings, Inc., a Colorado corporation, is the general partner. Mr. Boosales and his wife, Bonny, jointly own all of the issued and outstanding voting stock of Boosales Holdings, Inc.

(5) Includes 46,284 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days. Excludes 61,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(6) Includes 20,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days. Excludes 18,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(7) Includes 27,500 shares of Common Stock issuable pursuant to the exercise of outstanding stock options that are currently exercisable or will become exercisable within 60 days. Excludes 14,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(8) Includes 4,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days. Excludes 22,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(9) Includes 12,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable within 60 days.

10) Includes 27,500 shares of Common Stock issuable upon the exercise of outstanding stock options held by James M. Emanuel; 20,000 shares of Common Stock issuable on exercise of stock options held by Lee R. Kemberling; and 4,000 shares of Common Stock issuable on exercise of stock options held by
     N. John Simmons, Jr.

Compliance with Section 16(a) of the Exchange Act

       Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors and persons who own ten percent or more of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten percent or more shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

       Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the period from January 1, 2001 until December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent or more shareholders were satisfied.

Compensation Committee Interlocks and Insider Participation

       The Company's Compensation Committee is composed of Messrs. Kemberling, Simmons, and Emanuel. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

      Lee R. Kemberling, a director of the Company, is also the director, President, and sole shareholder of Kemco, Inc., a developer and manufacturer of commercial and industrial waste water and heat recovery systems that originally furnished the Company's predecessor with the water and heat reclamation equipment installed at each of its facilities. The Company paid $187,000 to Kemco in 2001 to design and supply new components for water reclamation systems. The Company believes that the terms of its transactions with Kemco approximate those that would be available from an independent third party.

      Gary L. Heiman, a former director of the Company, is the President, Chief Executive Officer, and a principal shareholder of Standard Textile Co., Inc., a developer, manufacturer, and distributor of healthcare and medical textiles and apparel. In 2001, the Company paid approximately $5.5 million to Standard Textile for purchase of reusable textile products. The Company believes that the terms of this agreement with Standard Textile approximate those that would be available from an independent third party.

                         EXECUTIVE OFFICER COMPENSATION

Executive Compensation

     The following table sets forth certain information concerning compensation paid to or earned by the Company's Chairman and Chief Executive Officer and each of the Company's other executive officers (the "Named Officers") for the years ended December 31, 2001, 2000, and 1999:

                           Summary Compensation Table

                               Annual Compensation
                               -------------------

                                                                                                     Other Annual
                 Name and Principal Positions                    Year        Salary        Bonus     Compensation
                 ----------------------------                    ----        ------        -----     ------------
Richard Isel, Chairman and Chief Executive Officer ..........    2001       $220,000       -----       $16,107
                                                                 2000        220,000       -----        14,197
                                                                 1999        220,000       -----        12,294

Wayne R. Peterson, Executive Vice President .................    2001        200,000       -----        ------
                                                                 2000        200,000       -----        ------
                                                                 1999        200,000       -----        ------

James T. Boosales, Executive Vice President .................    2001        200,000       -----        ------
                                                                 2000        200,000       -----        ------
                                                                 1999        200,000       -----        ------

Alexander H. Edwards III, President* ........................    2001        175,000      $40,000       ------
                                                                 2000        140,192       -----        65,000/(1)/
                                                                 1999        122,115       15,600        1,645

________________
/(1)/ Commission compensation

*Mr. Edwards became President of the Company in May 2001. Mr. Edwards has served in various positions with the Company since January 1997. Mr. Edwards resigned from the Company in April 2002, but will maintain a relationship with the Company as an independent sales consultant.

Employment Agreements

     The Company has employment agreements with three of the Named Officers that provide for annual salary as follows:

         Name                                                         Salary
         ----                                                         ------

         Richard T. Isel ........................................    $220,000
         Wayne R. Peterson ......................................    $200,000
         James T. Boosales ......................................    $200,000

Either party may terminate these agreements without cause at any time, subject to certain notice requirements. Each officer is prohibited from competing with the Company during the three year period following termination of the officer's employment. The Company also has severance agreements with these three executive officers that provide for a severance compensation benefit equal to two times the executive officer's annual cash compensation (payable in a lump sum) for an involuntary or constructive termination of employment following a "change of control."

Option Grants in Last Fiscal Year

     No options were granted in 2001 to any Named Officer.

Fiscal Year End Option Values

     The following table sets forth the aggregate value of exercised and unexercised options at December 31, 2001, for each Named Officer.

                                     Options Exercised                                            Value of Unexercised
                                     -----------------          Number of Unexercised             In-the-Money Options
                                  Shares           Value      Options at Fiscal Year End         at Fiscal Year End (1)
                                 Acquired        Realized     --------------------------         ----------------------
Name                            on Exercise    on Exercise   Unexercisable    Exercisable     Unexercisable    Exercisable
----                            -----------    -----------   -------------    -----------     -------------    -----------
Richard T. Isel                        -               -             -                -                 -              -
Wayne R. Peterson                      -               -             -                -                 -              -
James T. Boosales                      -               -             -                -                 -              -
Alexander H. Edwards III           7,716        $233,390        61,000           46,284          $193,860        $91,060

(1) Amounts represent the $1,716,544 market value of the underlying securities relating to "in-the-money" options at December 31, 2001, minus the exercise price of such options.

                              CERTAIN TRANSACTIONS

     The Company engaged in transactions in 2001 with Kemco, Inc., a company owned by Lee R. Kemberling, and with Standard Textile Co., Inc., a company whose President, Chief Executive Officer, and principal shareholder is Gary L. Heiman. Mr. Kemberling is a director of the Company, and Mr. Heiman is a former director of the Company. See - "Other Information - Compensation Committee Interlocks and Insider Participation."

     All transactions between the Company and its officers, directors, principal shareholders, and their affiliates will continue to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of the three outside directors listed at the end of this report, reviews and establishes specific compensation plans, salaries, option grants, and other benefits payable to the Company's executive officers. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its review and approval.

     The Committee's primary objective with respect to executive compensation is to establish programs that attract and retain executive officers and align their compensation with the Company's overall business strategies, values, and performance. For executive officers and key managers other than Messrs. Isel, Peterson, and Boosales, the Company's founders and largest shareholders, the Company grants stock options as a component of total consideration to closely align their interests with the shareholders' long-term interests. Further, in evaluating annual compensation of executive officers (other than Messrs. Isel,

Peterson, and Boosales) and key managers, the Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders.

     The two components of the Company's total compensation program for executive officers have been:

     1. Salary: Base salary paid to executives other than Messrs. Isel, Peterson, and Boosales is intended to be competitive with that paid to comparable executives and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. Base salaries are based on qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

     Messrs. Isel, Peterson, and Boosales have historically been paid salary at a rate lower than that paid to comparable executives, have not historically participated in the Company's incentive compensation program, and did not in 2001 receive any bonus in addition to base salary. The Committee believes that the comparatively low salary and absence of incentive bonus has been more than offset by the substantial incentives associated with the executive officers' stock ownership.

     2. Long-Term Stock Incentives: The Company's 1995 Stock Option Plan and 1998 Stock Option Plan provide for the grant to employees of incentive or nonqualified stock options. Grants to executives are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     Grants of stock options generally are limited to officers (other than Messrs. Isel, Peterson, and Boosales) and other key employees and managers of the Company who are in a position to contribute substantially to the growth and success of the Company. Incentive stock options and nonqualified stock options are granted for terms up to ten years and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. Vesting requirements encourage loyalty to the Company.

     The Company has never granted stock options to Messrs. Isel, Peterson, and Boosales because, as the Company's founders and largest shareholders, their interests are already closely aligned with those of the Company's other shareholders. The remaining executive officer, Mr. Edwards, was not granted options to purchase shares of Common Stock in 2001, but beneficially owned or had rights to acquire 107,284 shares on the Record Date. The Named Officers appearing in the Summary Compensation Table held a total of 2,717,813 shares, representing 41.6% of the Company's outstanding Common Stock on February 14, 2002, assuming exercise of all of Mr. Edwards' vested and unvested stock options.

     In conclusion, the Company's executive officers' stock ownership closely aligns their interests with the Company's shareholders' long-term interests, consistent with the compensation philosophies set forth above. This close alignment has existed since the Company's inception and has contributed significantly to the Company's growth and profitability.

                                     By the Compensation Committee,
                                     Lee R. Kemberling
                                     James M. Emanuel
                                     N. John Simmons, Jr.

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder return for the Company, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Health Index for the period since the Company's Common Stock began trading on July 18, 1996. This graph assumes that $100 was invested on July 18, 1996, in the Company's Common Stock and in the other indices. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------------------------
                     7/18/96  12/31/96  6/30/97  12/31/97  6/30/98  12/31/98  6/30/99 12/31/99  6/30/00  12/31/00  6/30/01  12/31/01
------------------------------------------------------------------------------------------------------------------------------------
SRI/Surgical         $100.00  $155.92   $186.84  $180.26   $178.95   $123.68  $122.37  $ 72.37  $ 81.58   $159.21  $320.11   $168.42
Express, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market  $100.00  $116.21   $130.06  $142.60   $179.99   $200.32  $246.09  $372.79  $363.81   $224.35  $197.27   $177.91
(U.S. Index)
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Health Index  $100.00  $ 97.58   $101.70  $ 99.45   $ 98.76   $ 84.99  $ 93.49  $ 68.01  $ 72.14   $ 93.24  $101.31   $ 99.29
------------------------------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company engaged Ernst & Young LLP to audit its financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since 1999. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

     The following table shows fees paid or accrued by the company for the audit and other services provided by Ernst & Young LLP for fiscal year 2001.

                        Audit Fees (1)                                        $ 92,000
                        Financial Information Systems Design and
                        Implementation Fees                                          0
                        All Other Fees (2)                                     214,000
                        ------------------                                    --------
                        Total                                                 $306,000

____________________
     (1) Audit services of Ernst & Young LLP for 2001 consisted of the examination of the financial statements of the Company and quarterly review of its financial statements.

     (2) "All Other Fees" includes all other fees incurred by the Company, including fees for services in connection with the Company's restatement announced in its 2001 fourth quarter and for tax services.

Required Vote; Recommendation of the Board of Directors

     The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.


    The Board of Directors Unanimously Recommends a Vote "For" This Proposal.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute the accompanying proxy card and return it in the enclosed envelope.


                                      THE BOARD OF DIRECTORS
                                      Tampa, Florida
                                      April 9, 2002

                                   Appendix A
                                   ----------

                             AUDIT COMMITTEE CHARTER

                                 March 21, 2002

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of SRI/Surgical Express, Inc. (the "Company") has the oversight responsibility, authority, and specific duties described in this Audit Committee Charter (the "Charter").

Composition
-----------

     The Committee will be comprised of three or more directors as determined by the Board. Each of the members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers ("NASD"), except to the extent permitted by NASD and authorized by the Board. All Committee members must be financially literate, and one member shall have accounting or related financial management expertise, both as provided in the NASD rules. The members of the Committee will be elected annually at the organizational meeting of the full Board held in May. The Board will elect one of the members of the Committee to be the Committee Chair.

Responsibility
--------------

     The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community, and others with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the Board of Directors and the outside auditors and financial management. The Committee should have a clear understanding with the outside auditors that they must maintain an open and transparent relationship with the Committee, and that they are ultimately accountable to the Board and the Committee. The Committee will regularly report to the Board concerning its activities.

     Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to prepare financial statements, or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Authority
---------

     Subject to the prior approval of the Board, the Committee is granted the authority to conduct or authorize investigations into any matters within its scope of responsibilities, including any matters involving financial accounting, financial reporting, or internal controls of the Company. In that regard, the Committee will have the authority to (1) retain or approve retention of such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions, including the conduct of any investigation, (2) create subcommittees who shall report to the Committee, and
(3) access all books, records, facilities, and personnel of the Company. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings
--------

     The Committee is to meet at least two (2) times annually and as many additional times as the Committee deems necessary. The Committee Chair will determine or approve the agenda for each meeting. The Committee is to meet in separate executive sessions with the chief financial officer and the outside auditors at least once each year and at other appropriate times. The Committee shall report to the full Board with respect to its meetings. The majority of the members of the Committee shall constitute a quorum.

Attendance
----------

     Committee members will use diligent efforts to attend all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the outside auditors attend Committee meetings.

Specific Duties
---------------

     In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the appropriateness of this charter annually and recommend any proposed changes to the Board for approval.

2. Review and discuss with the Company's management and outside auditors the Company's accounting and financial reporting controls and internal audit procedures and discuss annually with the outside auditors their assessment as to the adequacy of those controls. The Committee will also review the Company's Compliance Policy and, at the request of its compliance officer, meet with the compliance officer to discuss any reported compliance issues.

3. Review and discuss annually with management the fee arrangement with the outside auditors.

4. Review and discuss the written statement from the outside auditor delineating all relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the outside auditor, and based on the review, assess the outside auditor's independence. If applicable, the Committee will consider whether the outside auditor's performance of information technology consulting and any other non-audit services is compatible with the outside auditor's independence.

5. At the completion of the annual audit, review and discuss with management and the outside auditors the following:

   . The scope and general extent of the outside auditors' annual audit and any accompanying management letters, including the outside auditors' explanation of the factors that the outside auditors considered in determining the audit scope and the major risk factors.

   . Significant changes to the audit plan, if any, cooperation received by the outside auditors during their audit, including access to all reequested records, data and information, and any serious disputes or difficulties with management encountered during the audit or any limitations placed on the scope or nature of the audit procedures.

   . Significant accounting and reporting principles, practices, and procedures applied by the Company in preparing its financial statements and the outside auditors' judgment about the quality of the

     Company's accounting principles. If applicable, discuss changes during the year in accounting principles and their application.

   . The annual financial statements and related footnotes and financial information to be included in the Company's Form 10-K.

   . Results of the audit of the financial statements and the related report of the outside auditors on the financial statements.

     If the Committee deems it appropriate after review and discussion, the Committee will recommend to the Board that the financial statements be included in the Company's Form 10-K.

6. After preparation by management and review by the outside auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement.

7. Require that the outside auditors review the Company's interim financial statements prior to the quarterly filing of the Company's Form 10-Q in accordance with the procedures set forth in SAS 71 and require that the outside auditors discuss with the Committee or Committee chair and management any significant matters identified in the quarterly review and any other matters required to be communicated to the Committee by the outside auditors under generally accepted auditing standards. The Committee may, but is not required to, review these interim statements.

8. Discuss with the outside auditors the quality of the Company's financial and accounting personnel. Elicit comments of management regarding the responsiveness of the outside auditors to the Company's needs.

9. Meet with management and the outside auditors to discuss any relevant significant recommendations of the outside auditors, particularly those characterized as "material" or "reportable".

10. Recommend to the Board the selection, retention, or termination of the Company's outside auditors.

11. As the Committee deems appropriate, obtain, weigh and consider expert advice as to Audit Committee-related rules of the NASD, Statements on Auditing Standards and other accounting, legal, and regulatory provisions.

                          SRI/SURGICAL EXPRESS, INC.

                        Annual Meeting of Shareholders

                            Wednesday, May 15, 2002
                                  10:00 a.m.

             (down triangle) FOLD AND DETACH HERE (down triangle)
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
               _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                    2002 ANNUAL MEETING OF SHAREHOLDERS OF
                          SRI/SURGICAL EXPRESS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Wayne R. Peterson and James T. Boosales, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of voting Common Stock of SRI/SURGICAL EXPRESS, INC., a Florida corporation (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 15, 2002, at 10:00 a.m., EST, and any adjournment thereof:

1. Election of directors for terms expiring in 2005:

[_] FOR THE ELECTION OF JAMES M. EMANUEL [_] WITHHOLD AUTHORITY to vote for the nominees
 AND RICHARD T. ISEL (the "Nominees")
 for terms expiring in 2005

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. Appointment of Ernst & Young LLP as the Company's auditors.

          [_]  FOR                [_]  AGAINST              [_]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (continued, and to be signed on reverse side)

             (down triangle) FOLD AND DETACH HERE (down triangle)
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
               _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _



                          (continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Nominees, and FOR the appointment of Ernst & Young LLP as the Company's auditors.


  DATED: __________________________________________________________, 2002

  ---------------------------------------
  Signature of Shareholder

  ---------------------------------------
  Signature of Shareholder if held jointly

  ---------------------------------------
  Number of Shares held by Shareholder

  Do you plan to attend
  the Annual Meeting?    [_]  yes      [_]no

  Please sign exactly as your name appears on this proxy. If shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS
  PROXY CARD PROMPTLY USING THE ENCLOSED
  POSTAGE PAID ENVELOPE.